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                                                          EXHIBIT 23-A


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
National Semiconductor Corporation:

We consent to the use of our reports dated June 7, 1995, incorporated herein by reference, and to the reference to our firm under the heading
"Independent Public Accountants" in the prospectus. Our report covering the Company's May 28, 1995 consolidated financial statements refers to a change in accounting for certain costs in inventory.


                                       KPMG Peat Marwick LLP


San Jose, California
October 19, 1995